                                               REGISTRATION NO.
                                                               ----------------
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 1999



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           FIRST ALBANY COMPANIES INC.
             (Exact name of registrant as specified in its charter)

               New York                                                     22-2655804
(State or other jurisdiction of incorporation)                (I.R.S. Employer Identification No.)

                              30 South Pearl Street
                             Albany, New York 12207
          (Address of principal executive offices, including zip code)

                  FIRST ALBANY COMPANIES INC. STOCK BONUS PLAN
                            (Full title of the Plan)

                                 ---------------

                              Stephen P. Wink, Esq.
              Senior Vice President, Secretary and General Counsel
                           First Albany Companies Inc.
                              30 South Pearl Street
                             Albany, New York 12207
                     (Name and address of agent for service)
                                 (518) 447-8500
                        (Telephone number, including area
                           code, of agent for service)

                                 ---------------

                                   Copies to:
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1000
                        Attention: Susan P. Serota, Esq.

                         CALCULATION OF REGISTRATION FEE

                                                                                   Proposed maximum
       Title of securities        Amount to be      Proposed maximum offering     aggregate offering          Amount of
       to be registered(1)       registered(2)          price per share(3)             price(3)          registration fee(3)
       -------------------       -------------          ------------------             --------          -------------------

        Common Stock, par        500,000 shares         $11.90625                  $5,953,125            $1,654.97
       value $.01 per share

----------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This Registration Statement shall be deemed to cover additional securities to be issued in connection with, or as a result of, stock splits, stock dividends or similar transactions.

(3) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for First Albany Companies Inc.'s Common Stock on the NASDAQ National Market System on April 1, 1999.

                               STATEMENT PURSUANT
                                       TO
                              GENERAL INSTRUCTION E


         Pursuant to and as permitted by General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed to register 500,000 additional shares of Common Stock, $.01 par value, of First Albany Companies Inc. (the "Company") for issuance under the First Albany Companies Inc. Stock Bonus Plan. The contents of the Company's Registration Statements on Form S-8, Registration No. 33-52153, No. 33-59855 and No. 333-18645 are hereby incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, the State of New York, on this 31st day of March, 1999.

                                  FIRST ALBANY COMPANIES INC.


                                  By: /s/ George C. McNamee
                                      ------------------------------
                                      George C. McNamee,
                                      Chairman of the Board












                                POWER OF ATTORNEY

         Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints George C. McNamee and Alan P. Goldberg, and each of them singly, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to 500,000 shares of Common Stock, par value $.01 per share, and any or all amendments, including pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done. Each of said attorneys-in-fact shall have power to act hereunder with or without the other.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 31st day of March, 1999.

Signature                                                 Title
---------                                                 -----

/s/ George C. McNamee                        Director, Chairman and
--------------------------                   Co-Chief Executive Officer
George C. McNamee                            (Principal Executive Officer)


/s/ Alan P. Goldberg                         Director, President and
--------------------------
Alan P. Goldberg                             Co-Chief Executive Officer


/s/ Timothy R. Welles                        Chief Financial Officer
--------------------------                   (Principal Financial and
Timothy R. Welles                             Accounting Officer)


/s/ Peter Barton                             Director
--------------------------
Peter Barton


/s/ Walter M. Fiederowicz                    Director
--------------------------
Walter M. Fiederowicz


/s/ Hugh A. Johnson                          Director and Senior Vice President
--------------------------
Hugh A. Johnson


/s/ Daniel V. McNamee, III                   Director
--------------------------
Daniel V. McNamee, III


/s/ Charles L. Schwager                      Director
--------------------------
Charles L. Schwager

/s/ Benaree P. Wiley                         Director
--------------------------
Benaree P. Wiley

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the First Albany Companies Inc. Stock Bonus Plan has duly caused this Registration Statement to be duly signed on its behalf by the undersigned, thereunto duly authorized in the City of Albany, State of New York, on the 31st day of March, 1999.


                                       FIRST ALBANY COMPANIES INC.
                                       STOCK BONUS PLAN


                                       By:/s/George C. McNamee
                                          -------------------------
                                         George C. McNamee
                                         Member of the Administrative Committee

                           First Albany Companies Inc.

                                 --------------

                                  Exhibit Index

Exhibit                                                                                 Sequential
Number            Description                                                           Page Number
------            -----------                                                           -----------

 4(a)             Amended and Restated Certificate of Incorporation of First
                  Albany Companies Inc. (Designated in Form 10-Q filed for the quarter ended June 26, 1998, Commission File
                  No. 000-14140 as Exhibit 3(i)).*

 4(b)             Amended and Restated Bylaws of First Albany Companies Inc.
                  (Designated in Form 10-Q filed for the quarter ended June 26, 1998, Commission File No. 000-14140 as Exhibit 3(ii)).*

 5(a) Opinion of the Company's General Counsel as to the legality of securities offered under the First Albany Companies Inc. Stock
                  Bonus Plan.

 5(b) Internal Revenue Service determination letter stating that First Albany Companies Inc. Stock Bonus Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, (Designated in Registration Statement No.
                  33-52153 as Exhibit 5(b)).*

 23(a)            Consent of PricewaterhouseCoopers LLP.


 23(b)            Consent of Counsel (contained in the Opinion of the Company's
                  General Counsel, Exhibit 5(a) hereto).

 24(a)            Power of Attorney (set forth on signature page hereof).

---------------------
*   Incorporated by reference.